OMNIOFFICES(R)
                    Agreement for Office Space

This Agreement made January 15, 1997 by and between OMNIOFFICES/Denver Tech, Inc. ("Lessor") having offices at Suite 700 in that certain building located at 4600 South Ulster Street, Denver, CO 80237 (the "Building") and Polar Molecular Corporation ("Lessee") a Corporation (corporation, partnership, individual) whose address is 1175 South Rifle Circle, Aurora, CO 80017. The parties for themselves, their heirs, legal representatives, successors and assigns, agree as follows:

     1. Demise and Description of Property. Lessor leases to Lessee, and
Lessee leases from lessor, the space hereinafter referred to as the "Premises," being a part of the Lessor's larger space, hereinafter referred to as the "Facility," the Building, for the term, and subject to the conditions and covenants hereinafter set forth, and all encumbrances, restrictions, zoning laws and governmental or other regulations or statutes affecting the Building, the Facility, or Premises and being more particularly described as follows:

     The Premises being office space number(s) *772* *737* *771*, having a maximum occupancy capacity of 3 person(s). Lessor hereby grants Lessee the privilege to use in common with other lessee and parties that Lessor may designate, certain office amenities located in the Facility, The Amenities are more particularly described in attached Schedule "A."

     2. Use. (a) The Premises shall be used by Lessee for business development and research and such other use as is normally incident thereto and for no other purpose, in accordance with the rules and regulations attached and those which may be promulgated for the mutual benefit of Lessor and its similarly situated lessees. Additionally, Lessee shall not offer at the Premises any of the services which Lessor provides to its other lessees, including, but not limited to, those amenities or services describe in Schedules "A" and "B" attached. In the event Lessee breaches any provision of this paragraph, Lessee shall be in default hereunder and Lessor shall be entitled to exercise any rights or remedies under Section 9 below, and in addition to such rights or remedies, Lessee shall pay Lessor the sum of $300.00 per week as liquidated damages for each such breach so long as such breach continue.

     (b) Lessee will not make or permit to be made any use of the Premises which would violate any of the terms of this Agreement or which directly or indirectly is forbidden by public law, ordinance or government regulation or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium of any policy of insurance carried on the Building or on Lessor's Facility, or which will suffer or permit the Premises to be used in any manner or anything to be brought into (or kept there) which, in the judgment of Lessor, shall in any way impair or interfere with or tend to impair or interfere with any of the services performed by the Lessor for the Lessee or for others.

     3. Term. The Term of this Agreement shall be for a period of Twelve (12) months commencing on January 15, 1997, and ending on January 14, 1998, unless renewed as provided below.

     4. Rent. For and during the term of this Agreement, Lessee shall pay Lessor as rent for the Premises a total annual rental of Forty Thousand One Hundred Forty Dollars and no/100 ($40,140.00), payable in equal monthly installments of $3,345.00 each in advance on the first day of each calendar month after the commencement of the term, or a prorated amount for any partial calendar month during the term. The first such payment of rental as well as the payment of the Deposit as set forth in Section 5 and prepayment of Schedule B costs as set forth and defined in Section 6 shall be paid by Lessee simultaneously with execution of this Agreement.

     The rental payable during the term of this Agreement and as increased pursuant to this Section shall be increased on the first day of the month following notification of a rental increase (however designated), including without limitations increases in direct expenses to Lessor by the Building pursuant to the main lease in effect between the Building and Lessor, or of an increase in utility charges by the appropriate utility company(s), if billed to Lessor separately, by the same percentage as the percentage increase in Lessor's rental under the main lease or in Lessor's utility charges. The term "direct expenses" as used herein shall refer to the same items and costs as are used by the Building in its determination of expenses and costs passed on to Lessor. The statement of the Building as to the amount of such direct expenses, if accepted by Lessor, shall be binding upon both Lessor and Lessee.

     In the event Lessor receives notice from the Building of any increase, the effective date of which is prior to the date of notification, Lessor shall immediately notify Lessee in Writing of such retroactive increase, and shall bill Lessee for its pro rata share thereof; which bill Lessee shall pay upon such notification. This Provision shall not, however, limit the obligation of Lessee to pay on a monthly basis any increase in future rents caused by the increase in rents charged Lessor under the main lease

     Upon the ending date set forth herein, or any extension thereof, the Agreement shall be extended for the same period of time as the initial term and, upon the same terms and conditions as contained herein, unless either party notifies the other in writing by certified or registered mail, return receipt requested, that the Agreement will not be extended within the period hereinafter specified. If Lessee has less than three offices, such notice must be given at least sixty (60) days prior to the expiration date of this Agreement. If Lessee has three or more offices, such notice must be given at least ninety (90) days prior to the expiration date of this Agreement.

     If Lessor for any reason cannot deliver possessions of the Premises to the Lessee at the commencement of the term, this Agreement Shall not be void or Voidable nor shall Lessor be liable to the tenant for any loss or damage resulting therefrom, but there shall be an abatement of rent for the period between the stated term commencement and the time when Lessor does deliver possession.

     5. Receipt of Deposit. Lessee as of its execution of this Agreement deposited with Lessor the sum of $3,345.00 ("Deposit") the receipt of which is acknowledged by Lessor, as security for the full performance by Lessee of the aforementioned terms, conditions and covenants of this Agreement to be performed and kept, as well as for the cost of any repair or collection of damage in excess of normal wear and tear. If Lessee defaults with respect to the performance of any of the terms of this Agreement, Lessor may use or apply all or any part of the Deposit to cure such default and Lessee shall promptly upon notice reimburse Lessor for any portion of the Deposit that Lessor shall from time to time so apply. The Deposit or any balance thereof shall be returned within sixty (60) days after Lessee has vacated and left the Premises in an acceptable condition (following a personal inspection by Lessor), surrendered all keys, and paid all rental and other charges hereunder. If Lessor determines that there is any loss, damage or injury chargeable to Lessee hereunder, Lessor, at its option, may retain said Deposit or may apply the sum against any actual loss, damage or injury and the balance thereof will be the responsibility of Lessee. It is further understood that the Deposit is not to be considered nor used as the last rental payment under this Agreement.

     6. Prepayment of Schedule B Services. In addition to the rental amount set forth in Section 4 and the Deposit set forth in Section 5 of this Agreement, Lessee shall upon its execution of this Agreement pay to Lessor the sum of $3,345.00 which amount represents an Expense Deposit to be applied against the cost of supplying Lessee with the Schedule B services, pursuant to the procedure set forth in Section 7 of this Agreement. In addition, Lessee agrees that Deposit to cure any default by Lessee hereunder. Any remaining balance of the Expense Deposit after the end of the term of this Agreement shall be returned to Lessee in the same manner and within the same period as the Deposit.

     7. Services. Provided Lessee is not in default hereunder, Lessor shall make available certain amenities to Lessee as more particularly described in Schedule "A." Such services shall be offered to Lessee in conjunction with services to other lessees of Lessor and there shall be no charge for same.

     In addition, provided Lessee is not in default hereunder and provided the cost thereof does not exceed the Expense Deposit, Lessor shall make available to Lessee certain other services as more fully described in attached Schedule "B" ("Schedule B Services"). Schedule B Services shall be billed monthly and payment for such services shall be due on or before the 10th day of each month. Lessee's Expense Deposit shall be applied against the cost of supplying Lessee with Schedule B Services or applied as otherwise permitted under Section 6, and Lessee during the term shall promptly upon application of any amount of the Expense Deposit toward Schedule B Services or toward amounts otherwise due pay Lessor the amount necessary to restore the Expense Deposit to the amount set forth in Section6. In the event that Lessee fails to make payment for Schedule B Services, Lessor shall, in addition to the remedies available to Lessor pursuant to Section (, be entitled to apply the Expense Deposit toward the cost of such services and shall in addition be entitled to suspend amenities or services pursuant to either Schedule "A" or Schedule "B" until such time as the Expense Deposit is restored in full and Lessee has paid all sums due for such services. Schedule B Services shall be performed at a rate which is then prevailing throughout the Facility and said rate is subject to adjustment by Lessor upon thirty
(30) days written notice to Lessee. Lessee specifically acknowledges that the type of telephone service and the number of lines available for the Lessee's use is subject to reasonable limitations established from time to time by Lessor, and that such service is subject to termination without notice in the event of a default by Lessee hereunder.

     8. Surrender. Lessee agrees to and shall, on expiration or sooner termination to this Agreement or of any extended term, promptly surrender and deliver the Premises to Lessor, without demand, and in good condition, ordinary ear and tear excepted. Lessor shall have the right to show Lessee's office(s) during the sixty (60) day period after notice to vacate is received. Without prior written approval of Lessor, Lessee shall not remove any of its property from the Premises upon termination of this Agreement, or at any other time, except during Lessor's normal business hours. In the event Lessor consents to Lessee's removing property before or after normal business hours, any expenses incurred by Lessor as a result, including but not limited to expenses for personnel, security, utilities, and the like, shall be paid by Lessee.

     In the event that Lessee fails to surrender the Premises as provided, Lessee agrees to pay Lessor, as liquidated damages, a sum equal to twice the monthly rent and additional charges for services provided to be paid by Lessee to Lessor for all the time Lessee shall so retain possession of the Premises or any part thereof; provided, however, that the exercise of Lessor's rights under this clause shall not be interpreted as a grant of permission to Lessee to continue in possession.

     9. Defaults and Remedies. (a) Lessee shall not allow the rent or any other payments required to be in arrears more than five (5) days after written notice of such delinquency, or abandon or vacate the Premises or cease to operate for business therein or remain in default under any other covenant or condition of this Agreement for a period on ten (10) days after written notice. In the event of any such breach, Lessor may re-enter and take possession to the said Premises and remove all persons and property therefrom, as well as disconnect any telephone lines installed for the benefit of Lessee, without being deemed to have committed any manner of trespass or breach of this Agreement, and in addition, Lessor may also elect concurrently or alternately to accelerate all of Lessee's obligations hereunder if permitted under law of the applicable jurisdiction, including without limitation the rental, direct expenses, and Schedule B Costs, and/or re-let the Premises or any part thereof, for all or any part of the remainder of said term, to a party satisfactory to Lessor, at a monthly rental as Lessor may, with reasonable diligence, be able to secure. Should Lessor be unable to re-let after reasonable effort to do so, or should each monthly rental be less than the rental Lessee was obligated to pay under this Agreement, or any renewal thereof, plus the expenses of re-letting, Lessee shall pay the amount of such deficiency immediately in one lump sum (if allowable under law) to Lessor upon demand.

     (b) It is expressly agreed that in the event of default by Lessee, Lessor shall have a lien upon all goods, chattels or personal property of any description belonging to Lessee which are placed in, or become part of the Premises, as security for rent due and to become due for the remainder of the current term, which lien shall not be in lieu of or in any way affect any statutory Lessor's lien given by law, which shall be cumulative. Lessee hereby grants Lessor a security interest in all such personal property placed in the Premises for such purposes. This shall not prevent the sale by Lessee of any merchandise in the ordinary course of business free of such lien to Lessor.

     (c) In the event Lessor exercises the option to terminate the Agreement, and to re-enter and re-let the Premises as provided in this Section, Lessor may take possession of all of Lessee's property on the Premises and sell the same at public or private sale after giving Lessee written notice of the time and place of any public sale or of the time and place after which any private sale is to be made, for such prices and terms as Lessor deems best. The proceeds of such sales shall be applied first to necessary and proper expenses of removing, storing and selling such property and then to the payment of any rent or monies due or to become due under this Agreement, with the balance if any to be paid to Lessee. All rights and remedies of Lessor under this Agreement shall be cumulative and none shall exclude any other right or remedy of law. Lessor is expressly given the right to assign any or all of its interests under the terms of this Agreement.

     (d) In the event any sums owed by Lessee hereunder are collected by law or through an attorney at law, Lessee agrees to pay all expense of collection, including maximum amounts allowable by law due as reasonable attorney's fees.

     10. Notices. Any notice under this Agreement must be in writing and must be sent by certified mail, return receipt requested, or by an expedited mail service that provided proof of delivery, to the last address of the party to whom notice is to be given, as designated by such party in writing. Notices to Lessor must be simultaneously sent to each of the following addresses:

     OMNIOFFICES/Denver Tech, Inc. (Lessor's Name)
     c/o OMNIOFFICES Management Co., Inc.
     Fifth Floor-East
     1117 Perimeter Center West
     Atlanta, Georgia 30338

and

     SAME AS ABOVE

or such other address as Lessor shall designate to Lessee in writing. The Lessee hereby designates its address (which address must be an address within the United States, otherwise notice shall be deemed given three (3) days after deposited with the mail service, regardless of whether or not received) as:

     Polar Molecular Corporation
     1175 South Rifle Circle
     Aurora, CO 80017

     Such notices shall be deemed to be duly given only if mailed by certified mail, return receipt requested, in a postage-paid envelope, addressed to the other party at the addresses given above, and in the case of notices from Lessee to Lessor, only if the address of the Premises is stated in the notice. If such mail is properly addressed and mailed as above, it shall be deemed notice for all purposes, even if undelivered.

     11. Assumption Agreements and Covenants. The parties acknowledge and agree that this Agreement is subject and subordinate to the main Building lease governing the Facility under which Lessor is bound as tenant, and the provisions of the main lease, other than as to the payment of rent or other monies, are incorporated into this Agreement as if completely rewritten herein. Lessee shall comply with and shall be bound by all provisions of the main lease except that the payment of rent shall be governed by the provisions of Section 4, and Lessee shall indemnify and hold Lessor harmless from and against any claim or liability under the main lease of Lessor arising from Lessee's breach of the Main Lease or this Agreement. Lessor covenants and warrants that the use of the Premises as a business office is consistent with and does not violate the terms of the main lease.

     12. Furniture and Fixtures. Lessor agrees, at its own cost and expense, to furnish and to install furniture, fixtures and equipment that are in the Lessor's sole opinion necessary to provide suitable office facilities for the Lessee upon such terms and conditions routinely applicable to the facility, provided that such furniture, fixtures and equipment shall remain Lessor's property.

     13. Assignment and Subletting. No assignment or subletting of the Premises, this Agreement or any part thereof shall be made by Lessee without Lessor's prior written consent. Neither all nor any part of the Lessee's interest in the Premises or this Agreement may be encumbered, assigned, or transferred in whole or in part either by the act of the Lessee or by operation of law.

     14. Subletting to Other Lessee or Licensee Prohibited. Any provision herein to the contrary notwithstanding, Lessee shall not sublease any of the Premises to any person or entity who is currently a Lessee or Licensee of Lessor or who becomes such at any time during the term of this Agreement. Upon breach of the foregoing, Lessor, at its option, may cancel this Agreement, retain Lessee's Deposit, and shall be entitled to recover as liquidated damages the sum of $5,000.00 for each such breach.

     15. Lessor's Liability. Lessor shall not be liable or responsible to Lessee for any injury or damage regardless of the cause thereof (and including without limitation any loss of business or other incidental or consequential damages suffered by Lessee) resulting from the acts or omissions of Lessor's employees, persons leasing office space or services from Lessor, or other persons occupying any part of the Building, or for any failure of services provided, such as water, gas or electricity, or for any injury or damage to person or property caused by any person, or for Lessor's failure to make repairs which it is obligated to make hereunder. Lessee agrees to indemnify and hold Lessor harmless from and against any and all claims, damages or causes of action for damages (including reasonable attorney's fees and court costs) brought on account of injury to any person or persons or property, or loss of life, arising out of the use, operation or maintenance of the Premises by Lessee. The parties hereby agree that the foregoing provisions of this Section 15 have been made in contemplation that all such risk of loss shall be borne by Lessee's insurers pursuant to Section 25 below.

     16. Waiver of Breach. No failure by the Lessor to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available on a breach thereof, and no acceptance of full or partial payment during the continuance of any such breach shall constitute a waiver of any such breach or any such term or condition. No term or condition of this Agreement required to be performed by the Lessee, and no breach thereof, shall be waived, altered or modified, except by a written instrument executed by the Lessor. No waiver of any breach shall affect or alter any item or condition in this Agreement, and each term or condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     17. Employment of Lessor's Employees. Lessee recognizes that Lessor has expended considerable time, effort and expense in training Lessor's employees so as to provide high quality service to Lessee, and that the hiring by Lessee of Lessor's present employees or any employee employed by Lessor within a six (6) month period prior to the offer by Lessee to such employee would save Lessee, and cause Lessor to expend considerable time, effort and expense in training and procurement. Lessee further acknowledges that were Lessee to hire any such employees, Lessor would be forced to expend additional time, effort and expense in training new employees, the amount of which cannot be determined with certainty. Should Lessee, during the original or extended term of the Agreement or for twelve (12) months thereafter, offer employment to and subsequently employ any employee of Lessor who is or was an employee of Lessor at any time during the six (6) month period immediately preceding such offer of employment by Lessee, Lessee shall pay to Lessor, as a procurement fee, and not as a penalty, a sum equal to forty percent (40%) of the annual salary last payable by Lessor to such employee or $8,000 (whichever is greater).

     18. Rules and Regulations. The rules and regulations attached to this instrument are made an integral part of this Agreement. Lessee, its employees and agents will perform and abide by the rules and regulations any any amendments or additions to said rules and regulations as Lessor may make. In addition, Lessee, its employees and agents shall abide by all applicable governmental rules, regulations, statutes and ordinances, failing which Lessee shall be in default hereunder and shall pay any fines or penalties imposed for such violation(s) directly to the appropriate governmental authority or to Lessor, if Lessor has paid such amount on behalf of Lessee.

     19. Severability. The invalidity of any one or more of the sections, subsections, sentences, clauses or words contained in this Agreement, or the application thereof to any particular set of circumstances, shall not affect the validity of the remaining portions of this Agreement, or of the valid application to any other set of circumstances, all of which sections, subsections, sentences, clauses, or words are inserted conditionally on being valid in law; and in the event that one or more of the sections, subsections, sentences, clauses, or words contained herein shall be invalid, this Agreement shall be construed as if such invalid sections, subsections, sentences, clauses or words had not been inserted. In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions had not been a part hereof. In addition, the parties acknowledge and agree (i) that this Agreement has been fully negotiated by and between the parties in good faith and is the result of the joint efforts of both parties, (ii) that both parties have been provided with the opportunity to consult with legal counsel regarding its terms, conditions and provisions, and (iii) that regardless of whether or not either party has elected to consult with legal counsel, it is the intent of the parties that in no event shall the terms, conditions or provisions of this Agreement be construed against the party which has drafted this Agreement.

     20. General. This Agreement embodies the entire agreement between the parties relative to its subject matter, and shall not be modified, changed or altered in any respect except in writing signed by the parties.

     21. Time of Essence. Time is of the essence as to the performance of all covenants, terms and provisions of this Agreement by Lessee.

     22. Landlord's Election Under This Agreement. Upon early termination of the main Building lease, this Agreement shall terminate unless the Building Landlord under the main lease elects to have this Agreement assigned to the Building Landlord or another entity as provided in the main lease. Upon notice to Lessor of the termination of the main lease and such election, (i) the Agreement shall be deemed to have been assigned by Lessor to the Building Landlord, or to such other entity as is designated in such notice by the Building Landlord ("Buildings Designee"), (ii) the Building Landlord or Buildings Designee shall be deemed to be the Lessor under this Agreement and shall assume all rights and responsibilities of Lessor under this Agreement, and (iii) Lessee shall be deemed to have attorned to the Building Landlord or Building's Designee as Lessor under this Agreement.

     23. Execution by Lessee. The party or parties executing this Agreement on behalf of the Lessee warrant(s) and represent(s) that such executing party (or parties) has (or have) complete and full authority to execute this Agreement on behalf of Lessee, that Lessee shall fully perform its obligations hereunder, and that same shall fully indemnify, defend and save Lessor harmless from any breach of these warranties and representations.

     24. Covenant and Conditions. Each term, provision and obligation of this Agreement to be performed by Lessee shall be construed as both a covenant and condition.

     25. Mutual Waiver of Subrogation; Casualty; Condemnation. Lessee acknowledges that it shall be responsible for maintaining such insurance as Lessee deems necessary to protect against risk of injury or damage to person or property, including Lessee's property, and that the provisions of Section 15 above are in contemplation thereof. Any fire and extended risk casualty insurance that Lessee maintains shall include a waiver of subrogation in favor of Lessor and the Building Landlord, and any fire and extended risk insurance carried on the Facility by Lessor shall likewise contain a waiver of subrogation in favor of Lessee. In the event the entire Premises or the Facility are damaged, destroyed or taken by eminent domain or acquired by private purchase in lieu of eminent domain so as to render the Premises fully untenantable and unrestorable in Lessor's judgment, then within ninety (90) days thereafter by written notice to the other party, either party shall be able to terminate this Agreement, but otherwise it shall remain in full force and effect.

     26. Compliance with Americans with Disabilities Act of 1990. Lessee shall, at its own cost and expense, comply with the Americans with Disabilities Act of 1990, as now or hereafter amended, and the rules and regulations from time to time promulgated thereunder (hereinafter collectively referred to as the "Act"). Lessee acknowledges that Lessor shall have no responsibility with respect to the Premises for complying with the Act. Lessee hereby agrees to defend, indemnify and hold Lessor harmless from and against any and all claims, demands, actions, damages, fines, judgments, penalties, costs (including attorney's and consultant's fees), liabilities and losses resulting from Lessee's failure to comply with the Act. The provisions of this paragraph shall survive the expiration or other termination of this Agreement.

     27. Relocation Addendum. Lessor hereby agrees that during the term of this Agreement, Lessee may relocate the Premises to any other OMNI/REGUS Facility selected by Lessee (the Facility to which the Premises may be relocated is hereinafter referred to as the "New Facility" and the relocated Premises in the New Facility are hereinafter referred to as the "Relocation Premises") upon the terms and conditions hereinafter set forth in the "Relocation Addendum."

     28. Counterparts. This agreement may be executed in two or more counter parts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the date first written above.


LESSOR: OMNIOFFICES/Denver Tech, Inc.

By: /s/ ????????
    ----------------------------------


If a corporation:

LESSEE: Polar Molecular Corporation

By: /s/ ????????
    ----------------------------------
Title:  President/CEO
        ------------------------------
                    [ Corporate Seal ]


If an individual or partnership:

LESSEE:

By: _____________________________ (SEAL)

By: _____________________________ (SEAL)


                                SCHEDULE "A"

Furnished Private Office

Furnished, Decorated Reception Room with Qualified Receptionist

Limited Storage Facilities

Package Receipt in Lessee's Absence

Personalized Telephone Coverage During Office Hours in Lessee's Absence

Mail Receipt and Forwarding

Reasonable Conference Room Usage (for 3 or more people) with VCR and Audio-Visual Facilities, subject to prior scheduling and use by other lessees

Corporate Identity on Lobby Directory where Available

Listing of Facsimile Numbers on Lessee's Letterhead

Complete Main Facility


Equipment: Small Business Machines

Dictating and Transcription Equipment


Utilities and Maintenance

Reasonable Courtesy Use of Affiliate OMNIOFFICES(R)

Janitorial Service


                                SCHEDULE "B"

Personal Secretarial Service

Document Storage Library

Word Processing Service

Office Assistant/Porter Service

Messenger Service

Reproduction Facilities

Facsimile Transmission

UPS Shipping Service

Freight Express Services

Package Handling/Boxing and Wrapping Facilities

Specialized Equipment and Furniture

Purchasing Services -- Printing and Office Supplies

Paging Services

Binding Services

Local and Long Distance Telephone Equipment and Service

Travel and Entertainment Arrangements

Catering Arrangements

Overnight Letter/Package Arrangements

Voice Mail

Translation Service


REBATE ADDENDUM

This addendum shall be attached to and become a part of that certain agreement for office space dated January 15, 1997 between OMNIOFFICES/Denver Tech, Inc. as Lessor and Polar Molecular Corporation ("the Lessee").

In consideration of the execution of this lease by Lessee and provided that Lessee is not in default hereunder or under any other agreement with Lessor, or any parent, subsidiary or affiliate corporation of Lessor, Lessor hereby agrees to rebate $ 8,028.00 of rent otherwise due hereunder pursuant to the following schedule provided, however, that the entire amount of rent rebated pursuant to this Addendum plus interest thereon at the rate of 12% per annum shall be repaid to lessor should Lessee breach this lease. At the end of the schedule listed below, this addendum shall become null and void.

     Month                    Amount
     -------------------------------
     January 15, 1997         334.50
     February 1, 1997         669.00
     March 1, 1997            669.00
     April 1, 19987           669.00
     May 1, 1997              669.00
     June 1, 1997             669.00
     July 1, 1997             669.00
     August 1, 1997           000.00
     September 1, 1997        669.00
     October 1, 1997          669.00
     November 1, 1997         669.00
     December 1, 1997         669.00
     January 1, 1998          334.50

All other terms and conditions of the above referenced lease agreement remain in effect.

In Witness Whereof, lessor and Lessee have caused these presents to be duly executed as of the date first written above.

Accepted by Lessor:                          Accepted by Lessee:

OMNIOFFICES/Denver Tech, Inc.                Polar Molecular Corporation

By: /s/ ??????                               By: /s/ ?????
    -------------------------                    -----------------------
Date:  2/19/97                               Date:  1-28-97
      -----------------------                      ---------------------


August 21, 1997

Mr. Mark Nelson
4600 South Ulster Street
Suite 700
Denver, CO 80237


Dear Mr. Nelson

RE: Agreement between OmniOffices Group, Inc. successor in interest to OMNIOFFICES/Denver Tech, Inc. and Polar Molecular Corporation dated January 15, 1997 (the "Agreement")

The following shall amend the Agreement:

1. It is agreed that as of September 1, 1997, Polar Molecular Corporation will occupy office number 742 instead of office number 771. In consideration for the execution of this Addendum and the change in offices effective September 1, 1997, the annual rent under the Agreement will be increased to forty five thousand six hundred sixty dollars and no cents ($45,660.00), payable in equal monthly installments of $3,805.00 with an additional security deposit of $460.00 and an additional expense deposit of $460.00 for office number 742. Escalation as provided for in the above referenced Agreement will remain in effect.

2 Provided that Lessee is not in default hereunder or under any other agreement with Lessor, or any parent, subsidiary or affiliate corporation of Lessor, Lessor hereby agrees to rebate $1030.50 of rent otherwise due hereunder pursuant to the following schedule; provided, however, that the entire amount of rent rebated pursuant to this Addendum plus interest thereon at the rate of 12% per annum shall be repaid to Lessor should Lessee breach this Agreement. At the end of the rebate schedule listed below, this rebate schedule shall become null and void.

               MONTH                    AMOUNT
               -----                    ------

               September 1, 1997        $229.00
               October 1, 1997          $229.00
               November 1, 1997         $229.00
               December 1, 1997         $229.00
               January 1-15, 1998       $114.50

All other terms and conditions of the above-referenced Agreement will remain in effect.

IN WITNESS WHEREOF, Lessor and Lessee have caused these presents to be duly executed as of the date first written above.


ACCEPTED BY LESSOR:                          ACCEPTED BY LESSEE:

OmniOffices Group, Inc., successor in        Polar Molecular Corporation
interest to OMNIOFFICES/Denver Tech, Inc.

By: /s/ Barbara S. Parker                    By: /s/ Jerry R. Allsup
    -------------------------------------        ---------------------------
Date:  9-22-97                               Date:
      -----------------------------------          -------------------------

This letter constitutes an offering and is not binding on either party until such time both parties have executed this document.